Exhibit 99.1

Introduction

The unaudited pro forma combined statement of operations (“pro forma statement of operations”) is presented for USA Compression Partners, LP (the “Partnership”) and gives effect to (1) the closing of the Partnership’s initial public offering on January 18, 2013 (“IPO”)  and (2) the acquisition of S&R Compression, LLC on August 30, 2013. The pro forma statement of operations is based on the audited financial statements of the Partnership for the year ended December 31, 2013, the unaudited financial statements of S&R Compression, LLC for the period from January 1, 2013 to August 30, 2013, the closing date of the S&R Acquisition (as defined below) and includes all adjustments necessary to present fairly the results for the year ended December 31, 2013.  The following pro forma statement of operations for the year ended December 31, 2013 should be read in conjunction with the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2013 and the unaudited financial statements of S&R Compression, LLC for the six months ended June 30, 2013 and 2012, and the related notes thereto, filed as Exhibit 99.2 to the Partnership’s Current Report on Form 8-K/A on November 7, 2013.

The unaudited pro forma combined statement of operations for the year ended December 31, 2013 is presented to illustrate the estimated effects of the IPO and acquisition of S&R Compression, LLC as if the transactions had occurred on January 1, 2013.

USA COMPRESSION PARTNERS, LP AND SUBSIDIARIES

Unaudited Pro Forma Combined Statement of Operations

Year Ended December 31, 2013

(in thousands, except per unit data)

	For the Year				For the period
	Ended				from January 1,
	December 31,				to August 30,
	2013				2013	Pro Forma
	USA Compression (Historical)	Pro Forma Adjustments - IPO		Pro Forma USA Compression	S&R Compression (Historical)	Adjustments - S&R Acquisition		Pro Forma Combined
Revenues:
Contract operations	$150,360	$—		$150,360	$23,947	$(512	)(c)	$173,795
Parts and service	2,558	—		2,558	—	—		2,558
Fabrication revenue	—	—		—	311	(311	)(c)	—
Total revenues	152,918	—		152,918	24,258	(823)		176,353

Costs and expenses:
Cost of operations, exclusive of depreciation and amortization	48,097	—		48,097	10,833	(570	)(d)	58,360
Selling, general, and administrative	27,587	—		27,587	1,338	(1,739	)(e)	27,186
Depreciation and amortization	52,917	—		52,917	4,511	1,956	(c), (f)	59,384
Loss (Gain) on sale of assets	284	—		284	—	—		284
Cost of goods sold (fabrication revenue)	—	—		—	132	(132	)(c)	—
Impairment of compression equipment	203	—		203	—	—		203
Total costs and expenses	129,088	—		129,088	16,814	(485)		145,417
Operating income	23,830	—		23,830	7,444	(338)		30,936

Other income (expense):
Interest expense	(12,488)	207	(a)	(12,281)	(53)	173	(a)	(12,161)
Other	9	—		9	60	(60	)(c)	9
Total other expense	(12,479)	207		(12,272)	7	113		(12,152)
Net income before income tax expense	11,351	207		11,558	7,451	(225)		18,784
Income tax expense	280	—		280	—	—		280
Net income	$11,071	$207		$11,278	$7,451	$(225)		$18,504

Less:
Earnings allocated to general partner prior to initial public offering on January 18, 2013	$5	$(5)	(b)	$—
Earnings available for limited partners prior to initial public offering on January 18, 2013	$530	$(530)	(b)	$—
Net income subsequent to initial public offering on January 18, 2013	$10,536	$742		$11,278

Net income subsequent to initial public offering allocated to:
General partner’s interest in net income	$211			$226				$370
Common units interest in net income	$5,805			$6,211				$11,256
Subordinated units interest in net income	$4,520			$4,841				$6,878

Weighted average common units outstanding:
Basic	18,043			18,043		4,950	(g)	22,993
Diluted	18,087			18,087		4,950		23,037

Weighted average subordinated units outstanding:
Basic and diluted	14,049			14,049				14,049

Net income per common unit:
Basic	$0.32			$0.34				$0.49
Diluted	$0.32			$0.34				$0.49

Net income per subordinated unit:
Basic and diluted	$0.32			$0.34				$0.49

See accompanying notes to unaudited pro forma statement of operations.

USA COMPRESSION PARTNERS, LP AND SUBSIDIARIES

Notes to Unaudited Pro Forma Combined Statement of Operations

1.                                      General

USA Compression Partners, LP (the “Partnership”) is a publicly traded Delaware limited partnership formed to own and operate the business conducted by its subsidiaries. The common units representing limited partner interests in the Partnership (the “Common Units”) are listed on the New York Stock Exchange (“NYSE”) under the symbol “USAC.” USA Compression GP, LLC, the general partner of the Partnership (“General Partner”), is owned by USA Compression Holdings, LLC (“USA Compression Holdings”). Unless the context requires otherwise, references to “we,” “us,” “our,” or “the Partnership” are intended to mean the business and operations of USA Compression Partners, LP and its consolidated subsidiaries.

The Partnership, through its operating subsidiaries, primarily provides natural gas compression services under term contracts with customers in the oil and gas industry, using natural gas compressor packages that it designs, engineers, owns, operates and maintains.

On August 30, 2013, the Partnership completed the acquisition of assets and certain liabilities related to the business of providing compression services to third parties engaged in the exploration, production, gathering, processing, transportation or distribution of oil and gas (the “S&R Acquisition”) in exchange for 7,425,261 Common Units, which were valued at $181.9 million at the time of issuance. The S&R Acquisition was consummated pursuant to the Contribution Agreement dated August 12, 2013 (the “Contribution Agreement”) with S&R Compression, LLC, (“S&R”) and Argonaut Private Equity, L.L.C. (“Argonaut”). The S&R Acquisition had an effective date of June 30, 2013. In connection with the S&R Acquisition, the Partnership acquired 982 compression units with total horsepower of approximately 138,000.

2.                                      Basis of Presentation

The historical financial information is derived from the historical consolidated financial statements of the Partnership and the historical financial statements of S&R.  The unaudited pro forma combined statement of operations was prepared assuming the S&R Acquisition occurred on January 1, 2013. The adjustments provided in Note 3 below reflect that the S&R Acquisition was financed entirely with Common Units.

The pro forma adjustments are based on currently available information and certain estimates and assumptions by management. If the S&R Acquisition had been in effect for the periods indicated, the results may have been substantially different. For example, the Partnership may have operated the assets differently than S&R, realized service revenue may have been different and costs of operating the compression assets may have been different. This unaudited pro forma combined statement of operations is provided for illustrative purposes only and may not provide an indication of results in the future. The unaudited pro forma combined statement of operations should be read in conjunction with the Partnership’s historical consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2013.

The pro forma adjustments for the year ended December 31, 2013 have been prepared as if the transactions described below had taken place as of January 1, 2013.

The pro forma statement of operations reflects the following transactions:

•                                          the closing of the Partnership’s initial public offering on January 18, 2013; and

•                                          the acquisition of compression assets owned by S&R in the S&R Acquisition in exchange for 7,425,261 Common Units, which were valued at $181.9 million at the time of issuance.

The unaudited pro forma statement of operations is not necessarily indicative of the results that actually would have occurred if the transactions described above had occurred on the date indicated.

3.                                      Pro Forma Adjustments and Assumptions

The following adjustments were made in the preparation of the combined statement of operations:

(a)         Reflects the reduction of interest expense for the following adjustments during the period:

Year Ended
December 31,
2013

Predecessor interest expense	$12,488
Less: interest reduction from lower revolver balance based upon the use of proceeds from the initial public offering on January 18, 2013	(207)
Pro forma interest expense - IPO Adjustment	$12,281
Less: interest reduction from lower revolver balance based upon the use of proceeds from the GP contribution and purchase price adjustment related to the S&R Acquisition	(120)
Pro forma interest expense - IPO adjustment and S&R adjustment	$12,161

(b)         Reflects the conversion of the adjusted net partners’ capital of $344.1 million from partners’ capital to common and subordinated limited partner equity of the partnership and the general partner’s interest in the Partnership. The conversion is allocated as follows:

I.                          $255.2 million for 15,048,588 common units;

II.                     $258.6 million for 14,048,588 subordinated units; and

III.                $10.9 million for a 2.0% general partner interest.

(c)          Elimination of revenues and expenses related to compression assets not acquired by the Partnership from S&R as part of the S&R Acquisition. Amounts were derived from the historical records and corporate allocations prepared by S&R.

(d)         Initial fluids start-up costs were expensed as incurred in the S&R historical income statement; the Partnership capitalizes these amounts in accordance with its accounting policy.

Additionally, these costs are now reflected in the fair value and resulting accumulated depreciation of the acquired assets presented in the Partnership’s condensed consolidated Balance Sheet as of December 31, 2013 included in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2013.  Therefore, an adjustment has been made to remove $0.6 million of initial fluids start-up spending for the year ended December 31, 2013.

(e)          Elimination of $1.7 million of costs incurred by the Partnership related to the acquisition.

(f)           Depreciation and amortization was estimated using the straight-line method and reflects the incremental depreciation and amortization expense due to adding the compression assets and intangible assets at fair value.

(g)          Reflects the Common Units issued as consideration for the assets acquired by the Partnership from S&R as part of the S&R Acquisition (in thousands):

7,425	Units issued for S&R Acquisition on August 30, 2013

66.7%

4,950	Adjustment to reflect units outstanding for the full year ended December 31, 2013